UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  April 8, 2019

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2019, Pier 1 Services Company, a wholly-owned subsidiary of Pier 1 Imports, Inc. (collectively referred to as the “Company”), entered into an Agreement for Severance Benefits and for Release, Waiver and Non-Disclosure (the “Agreement”) with Michael R. Benkel, the Company’s former Executive Vice President, Planning and Allocations, who left the Company effective March 18, 2019.  The Agreement provides for a lump sum payment in the amount of $277,810.77 (less applicable taxes and withholding amounts) following the expiration of the revocation period, which expired on April 7, 2019, based on the date of Mr. Benkel’s execution and delivery of the Agreement.   In addition, Mr. Benkel is entitled to his vested benefits under the Pier 1 Imports, Inc. Deferred Compensation Plan, the Pier 1 Associates’ 401(k) Plan and the Pier 1 Imports, Inc. Stock Purchase Plan.  All of Mr. Benkel’s outstanding unvested time-based and performance-based restricted stock grants as of March 18, 2019 were forfeited.

Pursuant to the Agreement, Mr. Benkel is subject to agreements regarding non-disclosure of the Company’s confidential information and trade secrets, non-disparagement and non-solicitation.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement for Severance Benefits and for Release, Waiver and Non-Disclosure effective April 8, 2019, between Michael R. Benkel and Pier 1 Services Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	April 11, 2019	By: /s/ Robert E. Bostrom
Robert E. Bostrom, Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary